Exhibit 99.1


PRESS RELEASE

Lawrence Financial Holdings, Inc. Announces the End of Stock
Repurchase Program

Monday, April 21, 2003

Ironton, Ohio - April 21, 2003 - Lawrence Financial Holdings, Inc. - (OTCBB:LWFH) Lawrence Financial Holdings, Inc. (the "Company") today announced
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that the Company has completed the repurchase of 55,000 shares of the Company's outstanding common stock, through a stock repurchase program. This brings to a close the stock repurchase program that was originally announced by the Company on January 28, 2003. The Company repurchased 55,000 shares at a total cost of $1,045,088, resulting in an average price of $19.00 per share. Repurchases, were conducted through open market purchases and privately negotiated transactions. Repurchased shares are being held in treasury and will be available for the Company's benefit plans.

Lawrence Financial Holdings, Inc. is the holdings company for Lawrence Federal Savings Bank, a federally chartered savings bank headquartered in Ironton, Ohio. Lawrence Federal operates a total of five full-service banking offices with locations in Ironton, Chesapeake, South Point, Rome and Wheelersburg in southeastern Ohio.

Contact:

Lawrence Financial Holdings, Inc., Ironton, Ohio
Jack Blair or RobRoy Walters, 740/532-0263
Fax: 740/532-1885